UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2004

EDISON MISSION ENERGY

(Exact name of registrant as specified in its charter)

DELAWARE	000-24890	95-4031807
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

18101 Von Karman Avenue Irvine, California 92612
(Address of principal executive offices, including zip code)

949-752-5588
(Registrant’s telephone number, including area code)

Items 1 through 4 and 6 through 12 are not included because they are inapplicable.

This current report includes forward-looking statements. Edison Mission Energy has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Edison Mission Energy’s control. Edison Mission Energy has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read in conjunction with Edison Mission Energy’s 2003 Annual Report on Form 10-K. Capitalized terms used in this current report which are not specifically defined have the meanings set forth in the other reports.

Item 5.  Other Events

On March 31, 2004, Edison Mission Energy (“EME”) completed the sale of 100% of the stock of Mission Energy New York, Inc., which holds a fifty percent partnership interest in Brooklyn Navy Yard Cogeneration Partners, L.P., for a sales price of approximately $42 million.  Brooklyn Navy Yard Cogeneration Partners owns a 286-megawatt cogeneration plant located in Brooklyn, New York.  As disclosed in EME’s 2003 Annual Report on Form 10-K, EME previously recorded an impairment charge (before tax) of $53 million during the fourth quarter of 2003 related to the planned disposition of this investment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edison Mission Energy

(Registrant)

Date:	April 7, 2004	/s/ Raymond W. Vickers
RAYMOND W. VICKERS
Senior Vice President and General Counsel